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                                                                   EXHIBIT 4.11



                              AMENDMENT TO THE
                     NORTHWESTERN STEEL AND WIRE COMPANY
                        EMPLOYEE STOCK OWNERSHIP PLAN


     The Northwestern Steel and Wire Company Employee Stock Ownership Plan (the "Plan") is hereby amended, effective as of March 31, 1997, as follows:

                                       I.
     Section 14(b) of the Plan shall be amended by adding the following to the end of the first sentence:

     "or, if the Participant is not a five (5) percent owners, retires, whichever is later."

                                     II.
     Section 15(c) of the Plan shall be amended by deleting the first sentence, which begins "Notwithstanding any provision..." and inserting the following sentence in place thereof:

     "(c) Notwithstanding any provision in this Plan to the contrary, the distribution of a Participant's Capital Accumulation shall begin no later than the later of (i) for Participants who are not five (5) percent owners, the April 1, following the calendar year in which the Participant retires, and (ii) the calendar year in which the Participant turns 70 1/2."

                                    III.
     Section 23 shall be amended by deleting the last sentence of the fourth paragraph.

                                     IV.
     Section 27 shall be added at the end of the Plan, to read in its entirety as follows:

     "Section 27.  Cessation of Accruals and Contributions:  Plan Termination.

          (a)  Plan Termination -- The Plan is terminated effective March 31,
               1997.

          (b) Cessation of Eligibility -- Notwithstanding any provision of the Plan to the contrary, no person shall become a Participant or recommence participation in the Plan after March 31, 1997.

          (c) Cessation of Contributions -- No additional contributions shall be made (other than to satisfy previously accrued obligations) after March 31, 1997, and no benefits (other than earnings on account balances) shall accrue under the Plan after March 31, 1997.



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          (d) Full Vesting -- Notwithstanding any provision of the Plan to the contrary, each Participant's Accounts shall be fully vested and nonforfeitable effective March 31, 1997, in connection with the Plan's cessation of contributions and benefit accruals and termination.

          (e) Distributions Upon Plan Termination -- Notwithstanding any provision of the Plan to the contrary, upon approval of the Plan's termination by the Internal Revenue Service, each Participant's Capital Accumulation shall be distributed in accordance with one of the following options, as directed by the Participant:
          (i) transferred in cash, in a non-taxable rollover pursuant to Code section 401(a)(31), into the 401(k) plan maintained by the Company in which said Participant is eligible to participate;
          (ii)  transferred in a lump sum in the form of:
                  (A)  all cash; or
                  (B)  shares of Company Stock allocated to his Company Stock
                         Account, cash representing the value of any fractional shares of Company Stock allocated to his Company Stock Account, and any cash allocated to his Cash Account, in a non-taxable rollover pursuant to Code section 401(a)(31), to a qualified individual retirement account which has authorized and approved of the transfer; or
          (iii) distributed directly to the Participant in the form of:
                  (A)  all cash; or
                  (B)  shares of Company Stock allocated to his Company Stock account, cash representing the value of any fractional shares of Company Stock allocated to his Company Stock Account, and any cash allocated to his Cash Account.

          If a Participant's Capital Accumulation totals less than $3,500 and the Participant does not direct the Committee otherwise, in an approved manner, then the Capital Accumulation will automatically be distributed directed to the Participant in a lump sum in the form of shares of Company Stock allocated to his Company Stock Account, cash representing the value of any fractional shares of Company Stock allocated to his Company Stock Account, and any cash allocated to his Cash Account. If a Participant's Capital Accumulation equals at least $3,500 and the Participant does not direct the Committee, in an approved manner, how the Participant's Capital Accumulation shall be distributed, the Capital accumulation shall automatically be transferred, in kind, to the Company Stock Account in the 401(k) plan maintained by the Company in which the Participant is eligible to participate.



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          Transfers entirely in cash will occur after the orderly liquidation of
     Company stock, executed in a manner determined by the Committee and the Trustee.

          (f) Continuation of Plan and Trust -- The Plan and Trust shall continue in effect after March 31, 1997 solely for the purpose of making final distributions therefrom. The Plan and Trust shall not continue indefinitely as a "wasting trust". The Company and the Committee shall continue to be empowered to take such actions as are necessary and appropriate to effectuate the lawful and orderly liquidation of the Plan after its termination."

                                       V.
     In all other respects, the Plan shall remain in full force and effect.


Dated:  ________, 1997


                                    NORTHWESTERN STEEL AND WIRE COMPANY


                                    By:
                                       --------------------------------

                                    Title:
                                          -----------------------------



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                                     123


                                         THE TRAVELERS INSURANCE
                                         COMPANY (AS TO SEPARATE ACCOUNT D),

                                         by John W. Petchler
                                            ----------------------------------
                                            Name:  John W. Petchler
                                            Title: Second Vice President


                                         HELLER FINANCIAL, INC.,

                                         by  Linda W. Wolf
                                            ----------------------------------
                                             Name:  Linda W. Wolf
                                             Title: Senior Vice President

                                         SOCIETE GENERALE,

                                         by Olivia N. Feldman
                                            ----------------------------------
                                            Name:  Olivia N. Feldman
                                            Title: Assistant Treasurer


                                         BANK OF AMERICA ILLINOIS,

                                         by Paul A. O'Mara
                                            ----------------------------------
                                            Name:  Paul A. O'Mara
                                            Title: Senior Vice President


                                         CAISSE NATIONALE DE CREDIT AGRICOLE,

                                         by  David Bouhl F.V.P.
                                             --------------------------------
                                             Name:  David Bouhl F.V.P.
                                             Title: Head of Corporate
                                                    Banking, Chicago